PROMISSORY NOTE

$1,000,000	July 13, 2024

WHEREAS, this Note is being issued by DQI Holdings Inc, (the "Borrower") to T Stamp, Inc. a Delaware corporation (the "Noteholder") as part of such Securities Purchase Agreement entered on July 13, 2024 (the “Securities Purchase Agreement”).
NOW, THEREFOR, FOR VALUE RECEIVED, Borrower hereby unconditionally promises to pay to the order of Noteholder the principal amount of $1,000,000 (the "Loan"), as provided in this Promissory Note (this "Note").
1.Payment Dates.
(a)Payment Date. The aggregate unpaid principal amount of the Loan payable under this Note shall be due and payable within three trading days following the effectiveness of a resale registration statement to be filed by the Noteholder in accordance with its obligations pursuant to such Registration Rights Agreement entered into on July 13, 2024 (the “Registration Rights Agreement”).
(b)Prepayment. The Borrower may prepay the Loan in whole or in part at any time or from time to time without penalty or premium by paying the principal amount to be prepaid together with accrued interest thereon to the date of the prepayment.
2.Payment Mechanics.
(a)Manner of Payment. All payments of principal and interest shall be made in US dollars no later than 12:00 PM Eastern Time on the date on which such payment is due. Such payments shall be made by wire transfer of immediately available funds to the Noteholder's account at a bank specified by the Noteholder in writing to the Borrower from time to time.
(b)Application of Payments. All payments shall be applied, first, to fees or charges outstanding under this Note, second, to accrued interest, and, third, to principal outstanding under this Note.
3.Representations and Warranties. The Borrower represents and warrants to the Noteholder as follows:
(a)Existence. The Borrower is a limited liability company duly formed, validly existing, and in good standing under the laws of the state of its organization. The Borrower has the requisite power and authority to own, lease, and operate its property, and to carry on its business.

(b)Compliance with Law. The Borrower is in compliance with all laws, statutes, ordinances, rules, and regulations applicable to or binding on the Borrower, its property, and business.
(c)Power and Authority. The Borrower has the requisite power and authority to execute, deliver, and perform its obligations under this Note.
(d)Authorization; Execution and Delivery. The execution and delivery of this Note by the Borrower and the performance of its obligations hereunder have been duly authorized by all necessary limited liability company action in accordance with applicable law. The Borrower has duly executed and delivered this Note.
4.Events of Default. The occurrence and continuance of any of the following shall constitute an "Event of Default" hereunder:
(a)Failure to Pay. The Borrower fails to pay (i) any principal amount of the Loan when due.
(b)Breach of Representations and Warranties. Any representation or warranty made by the Borrower to the Noteholder herein contains an untrue or misleading statement of a material fact as of the date made.
(c)Bankruptcy; Insolvency.
i.The Borrower institutes a voluntary case seeking relief under any law relating to bankruptcy, insolvency, reorganization, or other relief for debtors.
ii.An involuntary case is commenced seeking the liquidation or reorganization of the Borrower under any law relating to bankruptcy or insolvency, and such case is not dismissed or vacated within sixty (60) days of its filing.
iii.The Borrower makes a general assignment for the benefit of its creditors.
iv.The Borrower is unable, or admits in writing its inability, to pay its debts as they become due.
v.A case is commenced against the Borrower or its assets seeking attachment, execution, or similar process against all or a substantial part of its assets, and such case is not dismissed or vacated within sixty (60) days of its filing.
(d)Failure to Give Notice. The Borrower fails to give the notice of Event of Default specified in Section 5.

5.Notice of Event of Default. As soon as possible after it becomes aware that an Event of Default has occurred, and in any event within two (2) Business Days, the Borrower
6.Remedies. Upon the occurrence and during the continuance of an Event of Default, the Noteholder may, at its option, by written notice to the Borrower declare the outstanding principal amount of the Loan due and payable; provided, however, if an Event of Default described in Sections 4(c)(i), 4(c)(iii), or 4(c)(iv) shall occur, the outstanding principal amount shall become immediately due and payable without notice, declaration, or other act on the part of the Noteholder.
7.Expenses. The Borrower and shall reimburse the Noteholder on demand for all reasonable out-of-pocket costs, expenses, and fees, including the reasonable fees and expenses of counsel, incurred by the Noteholder and the enforcement of the Noteholder's rights hereunder. Each of the Borrower and Noteholder shall be responsible for their own expenses incurred in connection with the negotiation, documentation, and execution of this Note.
8.Notices. All notices and other communications relating to this Note shall be provided in the manner consistent with Section 4.4 of the Securities Purchase Agreement.
9.Governing Law; Waiver of Jury Trial. This Note shall be governed in accordance with the terms set forth in Section 4.9 of the Securities Purchase Agremeent, and each of the Borrower and Noteholder waive any right to a trial by jury in accordance with Section 4.20 of the Secrities Purchase Agreement.
10.Non-Transferabliltiy. This Note may be note be assigned or transferred by the Noteholder to any individual, corporation, company, limited liability company, trust, joint venture, association, partnership, unincorporated organization, governmental authority, or other entity.
11.Integration. This Note constitutes the entire contract between the Borrower and the Noteholder with respect to the subject matter hereof and supersedes all previous agreements and understandings, oral or written, with respect thereto.
12.Amendments and Waivers. No term of this Note may be waived, modified, or amended, except by an instrument in writing signed by the Borrower and the Noteholder. Any waiver of the terms hereof shall be effective only in the specific instance and for the specific purpose given.
13.No Waiver; Cumulative Remedies. No failure by the Noteholder to exercise and no delay in exercising any right, remedy, or power hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, or power hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, or power. The rights, remedies, and powers herein provided are cumulative and not exclusive of any other rights, remedies, or powers provided by law.

14.Severability. If any term or provision of this Note is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Note or render such term or provision invalid or unenforceable in any other jurisdiction.
15.Counterparts. This Note and any amendments, waivers, consents, or supplements hereto may be executed in counterparts, each of which shall constitute an original, but all of which taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page to this Note by facsimile or in electronic ("pdf" or "tif" or any other electronic means that reproduces an image of the actual executed signature page) format shall be as effective as delivery of a manually executed counterpart of this Note.
16.Electronic Execution. The words "execution," "signed," "signature," and words of similar import in this Note shall be deemed to include electronic and digital signatures and the keeping of records in electronic form, each of which shall be of the same effect, validity, and enforceability as manually executed signatures and paper-based recordkeeping systems, to the extent and as provided for under applicable law, including the Electronic Signatures in Global and National Commerce Act of 2000 (15 U.S.C. §§ 7001-7031), the Electronic Signatures and Records Act of 1999 (N.Y. State Tech. Law §§ 301-309), and any other similar state laws based on the Uniform Electronic Transactions Act.

IN WITNESS WHEREOF, the Borrower has executed this Note as of July 13, 2024.

BORROWER
DQI Holdings Inc.

By         Brent De Jong
Authorized Signatory

ACKNOWLEDGED AND ACCEPTED BY NOTEHOLDER
T Stamp, Inc.
By

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